UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2026

QUIDELORTHO CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	001-41409	87-4496285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02    Results of Operations and Financial Condition.

On November 3, 2026, QuidelOrtho Corporation (“QuidelOrtho”) issued a press release (the “Press Release”) announcing the financial results for its third quarter ended September 27, 2026, and will hold an earnings conference call at 2:00 p.m., Pacific Time, on November 3, 2026 to discuss such results. A copy of the Press Release is furnished with this Current Report on Form 8-K (“Form 8-K”) as Exhibit 99.1.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in the Press Release, QuidelOrtho has initiated a cost transformation and enterprise restructuring program (the “Restructuring Plan”) designed to further improve its cost structure and evolve its operating model around two focused businesses, Core Diagnostics and Point of Care Diagnostics. In connection with the Restructuring Plan, effective November 9, 2026 (the “Effective Date”), the QuidelOrtho Board of Directors (the “Board”) has appointed Jonathan Siegrist, PhD to serve in the newly created role of Head of Point of Care Diagnostics and Bryan Hanson to serve in the newly created role of Head of Core Diagnostics. Prior to their appointment to such roles, Dr. Siegrist served as QuidelOrtho’s Executive Vice President of Research & Development & Chief Technology Officer, and Mr. Hanson served as QuidelOrtho’s Executive Vice President, Global Portfolio Management and Marketing.

In connection with the appointment of Dr. Siegrist and Mr. Hanson to such new roles, QuidelOrtho entered into new employment offer letters with each of Dr. Siegrist and Mr. Hanson that provide for (i) an annual base salary of $650,000 and (ii) an annual target cash bonus opportunity of 100% of base salary. Each of Dr. Siegrist and Mr. Hanson will also receive a cash retention bonus in the amount of $650,000 that vests in full and is payable 12-months after the Effective Date. The employment offer letters also provide for future equity award grants, including a 2027 award in the form of restricted stock units with a grant date value of $2,000,000, which is subject to vesting in equal annual installments over a three-year period, and a 2028 award with a grant date value of $2,000,000, with the form and type of award to be determined at a later date. Each of Dr. Siegrist and Mr. Hanson will also be eligible for an annual executive physical, employer sponsored life insurance, and health, welfare and other benefits afforded to other QuidelOrtho executive officers. In addition, they will receive severance and change in control protection consistent with other arrangements with executive officers pursuant to a Severance and Change in Control Agreement (the “Severance and CIC Agreement”), substantially in the form as filed as Exhibit 10.15 to the QuidelOrtho Annual Report on Form 10-K for the year ended December 28, 2025, filed on February 19, 2026. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the employment offer letters with each of Dr. Siegrist and Mr. Hanson, copies of which will be filed as exhibits to QuidelOrtho’s Annual Report on Form 10-K for the 2026 fiscal year.

Pursuant to the Restructuring Plan, the Board also approved the elimination of the role of Chief Operations Officer. Effective the Effective Date, the employment of Phil McLellan as QuidelOrtho’s Chief Operations Officer will terminate, following which Mr. McLellan shall cease to be an executive officer of QuidelOrtho under the Exchange Act. Mr. McLellan will be eligible for severance and other benefits in accordance with the terms of his Severance and Change in Control Agreement.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is furnished with this Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press release, dated November 3, 2026, reporting QuidelOrtho Corporation's financial results for its third quarter ended September 27, 2026.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2026

QUIDELORTHO CORPORATION

By:	/s/ MICAH YOUNG
Name:	Micah Young
Its:	Chief Financial Officer